Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 2013, relating to the consolidated financial statements of AxoGen, Inc. and Subsidiary as of and for the years ended December 31, 2012 and 2011 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

May 14, 2013